SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2005

CAPITAL LEASE FUNDING, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-32039	52-2414533
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 Maiden Lane, New York, NY	10005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 217-6300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On September 12, 2005 the Audit Committee of the Board of Directors of Capital Lease Funding, Inc. (the “Company”) dismissed its independent registered public accounting firm, Ernst & Young LLP, and engaged McGladrey & Pullen LLP as its new independent registered public accounting firm.

During the two year period ended December 31, 2004, and the subsequent interim periods ended March 31, 2005 and June 30, 2005, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Ernst and Young’s satisfaction, would have caused it to make reference thereto in its reports on the Company’s financial statements for such years. There were no reportable events as that term is described in Item 304(a)(1)(v) of Regulation S-K within the two year period ended December 31, 2004 and through September 12, 2005.

The reports of Ernst & Young on the financial statements of the Company and its predecessor, Capital Lease Funding, LLC (now known as Caplease, LP), as of and for the years ended December 31, 2004 and 2003 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle.

The Company provided Ernst & Young with a copy of the foregoing disclosures and requested from it a letter indicating whether it agrees with these disclosures. A copy of its letter dated September 15, 2005, is attached as Exhibit 16.

During the two year period ended December 31, 2004, and for the subsequent period through the date hereof, the Company did not consult with McGladrey & Pullen regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits

Exhibit	Description

16	Letter of Ernst & Young LLP to the Securities and Exchange Commission, dated September 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL LEASE FUNDING, INC.

By:	/s/ Shawn P. Seale
Shawn P. Seale
Senior Vice President, Chief Financial Officer and Treasurer

DATE: September 15, 2005